UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2017

First Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Wilson Blvd.

Suite 450

Arlington, VA 22209

(Address of principal executive offices)

(703) 259-8204

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of previous independent registered public accounting firm:

On August 24, 2017, the Audit Committee (the “Audit Committee”) of the Board of Directors of First Capital Investment Corporation (the “Company”) dismissed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm. At the time of dismissal, RSM had not completed its review procedures for the Company’s financial statements for the quarter ended March 31, 2017, nor had it commenced any review procedures related to the Company’s financial statements for the quarter ended June 30, 2017.

The audit report of RSM on the financial statements of the Company as of and for the years ended December 31, 2015 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2015 and 2016 and the subsequent interim period through August 24, 2017, there were no disagreements between the Company and RSM on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreement in its report on the Company’s financial statements and there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except there existed a difference of opinion between the Company and RSM that had not been resolved to the satisfaction of RSM relating to the Company’s investments in First Capital Retail, LLC (“FCR”), as further discussed in Item 8.01 of this Form 8-K. Specifically, the Company’s investments in FCR may be deemed to have been transactions with an affiliate under Section 57 of the Investment Company Act of 1940 and/or a transaction with a related party as defined under U.S. generally accepted accounting principles. If either determination were made, further investigation may conclude that such determination, if not reflected in the Company’s financial statements to be filed for the quarters ended March 31, 2017 and June 30, 2017, could materially impact the reliability of the Company’s financial statements for such periods. The Company has authorized RSM to respond to any inquiries regarding the foregoing by Malone Bailey LLP, which has been engaged by the Company as its new independent registered public accounting firm, as discussed below.

The Company has provided RSM a copy of the disclosures in this Form 8-K and has requested that RSM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not RSM agrees with the Company’s statements in this Item 4.01(a). RSM intends to furnish such a letter to the Company as promptly as possible, which letter will then be filed by the Company as an exhibit to an amendment of this Form 8-K no later than ten business days after the filing of this Form 8-K.

(b)	Engagement of new independent registered public accounting firm:

On August 24, 2017, the Audit Committee engaged Malone Bailey LLP (“Malone Bailey”) as the Company’s independent registered public accounting firm.

During the Company’s two most recent fiscal years ended December 31, 2015 and 2016 and the period from January 1, 2017 through August 24, 2017, the Company did not consult with Malone Bailey on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Malone Bailey did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On August 29, 2017, the Company’s Board of Directors appointed Brian Wall to serve as the Company’s Chief Financial Officer and Treasurer commencing on the date following the date the Company files its quarterly report on Form 10-Q for the quarter ended March 31, 2017. Mr. Wall, age 45, has more than 23 years of financial and accounting experience. Mr. Wall has held key positions with firms in the software, telecommunication, technology, and financial service industries. From 2007 until joining the Company, Mr. Wall was Vice President of Finance and Administration at Clough Capital Partners, LP, an asset management company, where he handled financial reporting and oversaw all aspects of corporate accounting. From 2005 until 2006, Mr. Wall served as the Chief Financial Officer/Chief Operating Officer of BL Trading, Inc., a distributor of new and refurbished EMC storage systems until the company was acquired in 2006. From 2001 to 2005, Mr. Wall served as Controller of Eze Castle Integration, Inc., a national technology firm serving the financial service, private equity, and venture capital industries. Mr. Wall received his B.S. in Accounting and Computer Science from Quinnipiac University in 1994 and his MBA from Boston University in 2006.

Concurrent with Mr. Wall’s appointment as the Company’s Chief Financial Officer and Treasurer, Suneet Singal will no longer serve as the Company’s Acting Chief Financial Officer and Treasurer. Mr. Singal shall continue to serve as the Company’s Secretary and Chairman of the Board of Directors until his successor is duly elected and qualifies, or until his earlier resignation or removal from office.

There are no other arrangements or understandings of any kind between Mr. Wall and any other person pursuant to which he was appointed to serve as the Company’s Chief Financial Officer and Treasurer, nor are there any family relationships between Mr. Wall and any of the Company’s other directors, executive officers or other key officers. Mr. Wall has not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party.

Chief Compliance Officer

On August 29, 2017, the Company’s Board of Directors appointed Jeffrey Silverman to serve as the Company’s Chief Compliance Officer. Mr. Silverman, age 65, has more than 30 years of financial real estate experience. Mr. Silverman has held key executive positions with select national and large regional real estate firms. Since 2011, Mr. Silverman has been active in the role of Principal and Chief Financial Officer of LTL Investments, LLC, a national real estate company, where he handles financial reporting and all aspects of the accounting department as well as the acquisition team. Since 2012, Mr. Silverman has been the owner of JS Management Group, LLC, a consultant group for real estate and finance. From 2003 until 2009, Mr. Silverman served as the Chief Financial Officer and a Founder of The Bethany Group, a national real estate investment company owning and managing more than 20,000 multi-family units. From 1999 to 2003, Mr. Silverman served as Vice President of AIMCO, a national real estate investment trust which owned and managed more than 350,000 units. Since 1999, Mr. Silverman has been instrumental in the acquisition of more than $1.2 billion of commercial real estate. From 1996 until 1999, Mr. Silverman served as Vice President of Intrepid Management Group, a multi-family regional fee management company that managed 3,000 multi-family units in Southern California. From 1994 until 1996, Mr. Silverman was a Regional Property Supervisor for Arnel Residential Management, a Southern California-based real estate developer and owner of approximately 5,000 multi-family units. From 1991 until 1993, Mr. Silverman was a District Property Manager for Lincoln Property Company, a Seattle-based real estate developer. From 1983 until 1990, Mr. Silverman served as Assistant Vice President of Skyline Financial, a Washington, DC-based syndication company. Mr. Silverman attended Queens College (The City University of New York) in 1969, as well as Hunter College (The City University of New York).

There are no other arrangements or understandings of any kind between Mr. Silverman and any other person pursuant to which he was appointed to serve as the Company’s Chief Compliance Officer, nor are there any family relationships between Mr. Silverman and any of the Company’s other directors, executive officers or other key officers. Mr. Silverman has not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party.

Item 8.01.	Other Events.

As noted in Item 4.01 of this Form 8-K, the Company previously invested in FCR through two unsecured loans with an aggregate amortized cost of $3,000,000. While there has been no conclusion regarding the assessment of the accounting or disclosure for these transactions as discussed in Item 4.01 of this Form 8-K, the Company believes it to be in its best interests to unwind these investments as soon as reasonably possible, and intends to do so likely through the sale of such investments to an unaffiliated third party for an amount expected to be equal to the Company’s original investment amount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Capital Investment Corporation

Dated: August 30, 2017	By:	/s/ Pat Clemens
	Name:	Pat Clemens
	Title:	President and Chief Executive Officer